**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

Exhibit 10.37

PV Module Sales Contract

Contract No.: 2010-JKZJXS-0308-01

This Sales Contract (“Contract”) is made on      June 29, 2010          (“Signing Date”) between:

(1)	The Buyer: Elektro van Rienen GmbH

Address: Vennstr. 52, 46499 Hamminkeln, Germany

(2)	The Seller: Jinko Solar Import and Export Co. Ltd.

Address: Xuri District, Jinko Road, Shangrao Economic Development Zone, Jiangxi Province, P.R. CHINA

Tel: +86-793-8469699

Fax: +86-793-8461152

It is hereby agreed as follows:

1. Definitions

1.1	“Goods” means Photovoltaic Solar Modules with specification stipulated in the Clause 4.1 of this Contract.

1.2	“Proforma Invoice” (hereinafter referred to as PI) means the written document prepared by the Seller indicating the detailed power, quantity, payment terms, prices and shipment date for each shipment.

2. Duration of the Contract

This Contract shall be effective after (i) signed and sealed by parties and; (ii) advance payment has been paid into the entry of Seller’s designated Bank Account set forth in Article 4.7.

Unless the Contract is terminated in accordance with the Clause 7, it will remain in full force and effect until December 30, 2011. Both the Seller and the Buyer will discuss the renewal of a subsequent Contract at the time of 3 months at least before the expiration of this Contract.

3. Purpose and Execution of Contract

Goods will be supplied by the Seller to the Buyer in accordance with the terms and conditions of this Contract.

PI is used for the sole purpose of administration and information (such as import and export) to specify the exact power, quantity and shipment date of each shipment and the Contract is legally binding even without PI. Once the Seller issues the PI according to this Contract, the Buyer shall accept the delivery and make the payment according to clause 4.

The Buyer shall acknowledge receipt of the PI by signing and returning the PI to the Seller within 3 days upon its receipt. Failure of the Buyer to acknowledge receipt of the PI shall not affect the validity of this Contract or the obligation of the Buyer to take delivery of the shipment corresponding to the subject PI. The consequence of the Buyer’s default is that the Seller is not responsible for the non-fulfillment of the quantities of the Contract and the Buyer cannot claim this missing quantity during the life of this Contract. The Buyer shall pay liquidated damages in accordance with Clause 6.

4. Contract Provision

4.1	Specification of Goods

60-cell Module made with 156×156 mm Multi-crystalline Solar cells with rated power between 200 Wp, 225 Wp and 230 Wp with the following data sheet:

•	Power tolerance: ±3.0%

•	Maximum system voltage: DC 1000 Voltage

•	Dimension 1650*992*45mm

Packing details: 20 pcs/pallet, 560 pcs/40ft

Modules made with 125×125mm Mono-crystalline Solar cells with rated power 185W and 240Wp with the following data sheet:

•	Power tolerance: ±3.0%

•	Maximum system voltage: 1000 Voltage

•	Dimension: 1580*808*35mm; 1575*1082*45mm

Packing details: 28 pcs/pallet, 784 pcs/40ft, 20 pcs/pallet, 560 pcs/40ft;

During the term of the Contract, the Seller may, but is not obligated to, make use of improved technology to produce the Goods so that the quality of the Goods delivered as compared to the specifications mentioned in this clause such as, but not limited to, power, cells type, back sheet, modules, junction box, and connectors may be different but will not be worse.

The Seller is entitled to ship the type of Goods as mentioned in Clause 4.1, and the Buyer shall accept the Goods stipulated therein.

4.2 Price

Loading Time	Products	Quantity(MW)	Price (USD/Wp) CIF Rotterdam	Total Amount (USD)
October, 2010	JKM220P-60;or JKM225P-60;or JKM230P-60	****	****	****
November, 2010		****	****	****
December, 2010		****	****	****

Q1, 2011	JKM220P-60;or JKM225P-60;or JKM230P-60;or JKM185M-72;or JKM240M-96 or other modules	****	****
Q2, 2011		****	****
Q3, 2011		****	****
Q4, 2011		****	****

Total:		21		****

Say ten million six hundred and eighty thousand US Dollar only.

Jinko solar modules, TUV certified.

The price of each quarter of 2011 will be discussed and decided by both parties one month prior to each quarter.

****	Confidential material omitted and filed separately with the Commission.

Prices are valid up to   December 30, 2010   and based on CIF INCOTERMS 2000.

The export port is Shanghai, China, and the destination port is European main port. The destination port shall be communicated by the Buyer to the Seller within 30 days before the month of shipment.

4.3 Payment Terms

The Buyer will send a USD **** (one hundred thousand US dollars) by T/T to the Seller’s account as prepayment of the Contract. This USD **** will be sent to the Seller within **** working days of contract signing. The Contract will become valid after the Seller gets this USD ****. The USD **** shall be calculated into the payment for the last shipment in 4th quarter of 2011.

For each partial shipment, a ****% of the partial shipment value will be paid to Seller as the advance payment at least **** days before loading.

****% of the payment of each partial shipment shall be paid by   T/T **** working days prior to estimated time of arriving at Rotterdam Port upon B/L copy  .

Risk of loss will be transferred from Seller to Buyer immediately after the Goods has passed over the ship rail at the Shipment.

The Seller has the right to offset the payment due with the Advance Payment of the current delivery and the following shipments if the Buyer cannot fulfill the obligation of payment in accordance with the Contract.

4.4 Quantity & Shipment

The shipment schedule is fixed for each quarter. Detailed shipment schedule is set forth as following graph: See the table in 4.2

Meanwhile, if the Seller is not able to ship according to the Committed Quantity for any particular month the Seller is entitled to deliver the quantities in the following month or quarter and the Buyer has the obligation to accept such make-up quantities in the following month or quarter.

The Buyer and the Seller agree on the authorized delay of delivery of **** days starting from the specific shipment schedule at the Shipment. After this delay, the Seller shall pay penalties of ****% of the amount of the PI (for the delayed shipment only) per week until the shipment of Goods at the port of shipment by the Seller.

4.5 Take or Pay

The purchase of the Committed Quantity is a “take or pay” obligation on the part of the Buyer such that Buyer is absolutely and irrevocably required to accept and pay for the Committed Quantity over the period at the price set forth in Clause 4.2. In the event that Buyer fails to take any or all shipments of delivery of its Committed Quantity in a given year, Seller shall invoice Buyer at the end of the year the ****% of the yearly total committed amount. Buyer shall pay the difference within **** days immediately after the invoice date. Payment of such amount shall be deemed to be liquidated damages for Buyer’s breach of its obligation to purchase the Committed Quantity.

4.6 Currency Fluctuation:

All currency exchange shall be benchmarked against the buying rate listed from www. boc. cn on the day when Seller issues the PI. Should the exchange rate between the RMB and US Dollar fluctuate above or below a pre-established and agreed-upon ****% of established base (1 USD = 6.81 RMB), then the selling price under the Contract shall be adjusted to reflect the corresponding rate change.

4.7 Seller’s Bank Account:

Bank Name: BANK OF CHINA, SHANGRAO BRANCH

Address: 43 SHENGLI ROAD, SHANGRAO, JIANGXI PROVINCE, CHINA

SWIFT: BKCHCNBJ550

BENEFICIARY’s Name: JINKO SOLAR IMPORT AND EXPORT CO., LTD.

****	Confidential material omitted and filed separately with the Commission.

BENEFICIARY’s Address: Xuri District, Shangrao Economic Development Zone, Jiangxi Province, CHINA

BENEFICIARY’s A/C: 739173935828094014

4.8 Reservation of Ownership

Any Goods that has been sold remains the sole property of the Seller until all outstanding debt arising from the business connection with Buyer has been paid in full.

5. Inspection/Claim/Warranty

5.1 Inspection

Within **** days after arrival of the Goods at the port of destination, the Buyer shall conduct a preliminary inspection of the Goods in respect of quality, specification and quantity. The Buyer shall make claim, if there is substantial defect, within this period. The Buyer shall be regarded as having accepted the Goods if the Buyer does not notify the Seller of the defect within **** days.

5.2 Claim

If any of the Goods delivered by the Seller under this Contract are not in conformity with the Specifications listed in the Clause 4.1, except those claims for which the insurance company or the shipping company are liable, the Buyer shall claim replacement of said unqualified. Goods within **** days calculating from arriving date at destination port by showing inspection report issued by public recognized inspecting institute selected and confirmed by both parties in advance. The Seller shall replace the defective or damaged Goods thereafter.

5.3 Warranty

The warranty period for material defects and workmanship is 5 (five years) from the date of Shipment.

The warranty period with respect to power output continues for a total of 25 years from date of Shipment, the first 12 years at 90% rated power output at STC and up to 25 years at 80% rated power output at STC.

Other stipulation of warranty is included in Appendix 1- Limited Warranty Policy.

6. Liquidated Damages

Buyer shall pay liquidated damages under this Contract upon the occurrence of any of the following: if the Seller provides PI in accordance with the Contract, the Buyer shall make payment according to PI, otherwise the Buyer shall pay **** % of the due payment per week as liquidated damages.

7. Termination

If one party commits a material breach of the terms and conditions of the Contract, and such breach is capable of immediate remedy, but the breaching party fails to remedy it within 15 days or such other reasonable period consented by the other party, the other party has right to terminate this Contract immediately.

If one party is bankrupt or insolvent, the other party has the right to terminate this Contract.

8. Confidentiality

Either party undertakes that it and its directors, officers, employees, representatives, agents, Contractors or affiliates will fully respect the confidentiality of internal business affairs of the other party. Each of the parties hereby undertakes to treat as confidential all information obtained from the other party or communicated to the receiving party pursuant to this Contract (or through discussions or negotiations prior to the Contract being entered into) or acquired in the performance of the Contract, and will not divulge such information to any person (except to its own employees and then only to employees who need to know the same) and will use such information solely in connection with performing its obligations under this Contract and not for its own benefit or for the benefit of any third party, provided that this clause shall not extend to information:

A.	which is rightfully in possession prior to the commencement of the negotiations resulting in the Contract; or,

****	Confidential material omitted and filed separately with the Commission.

B.	which is already public knowledge or becomes so at a further date (other than as a result of breach of this clause); or,

C.	which is communicated or disclosed to the receiving party by a third party lawfully in possession thereof and entitled so to disclose it.

However one party or its affiliate (including parent company, branch or subsidiary) may disclose the content of this Contract if so required by local law or relative government where such party or its affiliate is located.

As required by the applicable securities laws and stock and securities regulatory authority, either party may file a copy of this Contract or disclose information regarding the provisions hereof or performance hereunder.

No press release referring to this Contract shall be made without the prior written approval of such other party.

9. Force Majeure

Neither party shall be liable for failure to perform its obligations under the Contract if such failure results from circumstances beyond such party’s reasonable control. Therefore, there is no right to claim any indemnification for such a Force Majeure event which includes fire, flood, typhoon, earthquake, strike and other unforeseeable and unavoidable events.

The affected party will notify the other party as soon as reasonably practicable after the Force Majeure event occurring, and use reasonable endeavors to mitigate the effect of the event and to put right the Force Majeure event as soon as possible.

In case, the Force Majeure occurrence continues for a prolonged period, then the Seller or the Buyer reserve the right to terminate the Contract.

10. Governing Law

This Contract shall be construed under and governed by the laws of     GERMANY    , except as otherwise expressly provided to be governed by INCOTERMS 2000. For any specific matter that is not covered by     GERMAN     law or INCOTERMS 2000, the general international business practices shall apply.

11. Arbitration

Any dispute or controversy or difference arising out of or in connection with this Contract between the parties hereto shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules. The arbitration place will be GERMANY. All documents, records, information, and other materials submitted in the arbitration shall be confidential, and shall not be disclosed to any other parties other than the arbitrators without the written consent of the other party. The written decision of the arbitrators is binding as between the parties hereto and their successors and assigns. The language to be used during the arbitration is English.

12. Liabilities

The Seller limits the liability in respect of any loss or damage whether to property or otherwise, or death or injury to persons arising out of or in connection with the supply of the Goods to a maximum indemnity equivalent to the value of the Goods.

In no event will either party be liable to the other party for loss of profits or for any indirect, incidental, consequential, special, or exemplary damages arising from the breach of this agreement, regardless of the type of claim and even if that party has been advised of the possibility of such damages.

Based on the requirement of Seller’s commercial strategy, Buyer warrants that it shall not resell Seller’s Product into the country of Israel, failing of which Buyer shall be fully responsible for all of loss of Seller.

Both parties warrant that they hold good commercial reputation and are in good financial condition, failing of which the breaching party shall be fully responsible therefor and compensate observant party’s full loss provided that the observant party cannot obtain any loan or insurance policy due to such failure.

Buyer shall be responsible for any loss arising from its failure upon timely receipt of the Product of Seller at the destination port.

In case that any party terminates the Contract unilaterally, the breaching party shall pay liquidated damages equal to ****% of the Contract amount to observant party without affecting the observant party’s other rights under the Contract.

13. Variation

No amendment to or variation of this Contract shall be effective unless made in writing and signed by the duly authorized representatives of both parties hereto.

14. Assignment

Each party shall not in whole or in part, assign, sell, mortgage its interests or rights under this Contract to any third party unless the other party has provided prior written notice of such intention to this party.

15. Notices

•	All notice shall be written in English and served to the other party by e-mail, fax or courier to the addresses as provided on page No.1 of this Contract.

•	If any changes of the addresses occur, the party, whose address has been changed, shall inform the other party of the change of its address within 10 days after the change.

•	Any kind of unilateral modification by hand writing or erasure other than printing words to this Contract shall be deemed as invalid unless both sides sign and chop on such part.

16. Third Party

Nothing in this Contract is intended to confer on any person who is not a party hereto any right to enforce any term of this Contract.

17. Severance

If for any reason any provision contained in the Contract is declared illegal void or unenforceable, all other provisions contained in the Contract shall not be affected and accordingly shall remain in full force and effect.

18. Language

This Contract is drafted in Chinese and English. In case of any discrepancy between the two versions, the English version shall prevail. This contract is executed in duplicate. Each party holds one version with the same effectiveness.

19. Appendixes

Any Appendix of this Contract listed below constitutes part of this Contract. If there is any conflict between this Contract and the Appendixes, the content of this main Contract shall govern.

IN WITNESS WHEREOF, the parties have signed this Contract as of the date first set forth above.

[The remaining part is intentionally left for blank]

Sealed:

/s/ Jinko Solar Import and Export Co., Ltd.

For and on behalf of

Jinko Solar Import and Export Co. Ltd.

****	Confidential material omitted and filed separately with the Commission.

/s/ Elektro van Rienen GmbH

For and on behalf of

Elektro van Rienen GmbH

List of Appendixes

Appendix	1 Limited Warranty Policy—Jinko Warranty